UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2018

VIASPACE Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

344 Pine St., Santa Cruz, CA		95062

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-768-3360

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Kevin Schewe Senior Convertible Promissory Note Dated June 11, 2018

On June 11, 2018, Kevin Schewe, CEO and Director of the Registrant, made a $15,000 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on June 11, 2018. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $100,000 as required by the Registrant for a two-year period. The loans would be evidenced by a Convertible Note. The loans accrue interest at 8% per annum. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Schewe chooses to convert, the $15,000 loan made on June 11, 2018 would convert into 94,398,993 shares of Registrant common stock at a common stock price of $0.0001194 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $22,000 since the execution of the Loan Agreement.

The Note for the loan on June 11, 2018 is attached hereto as Exhibit 10.1.

Notice of Conversion of June 11, 2018 Kevin Schewe Loan

On June 11, 2018, Kevin Schewe, CEO and Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on June 11, 2018 converted $15,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $15,000 loan to the Registrant on June 11, 2018. The $15,000 loan owed to him converted into 94,398,993 shares of Registrant common stock at a conversion price of $0.0001589 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On June 11, 2018, the Registrant issued 94,398,993 shares of Registrant common stock to Kevin Schewe, CEO and Director of the Registrant, related to a loan on June 11, 2018. The shares were issued related to the conversion by Schewe of one convertible note as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, pursuant to a written consent of holders of a majority of voting securities (the "Written Consent") dated as of June 11, 2018, the stockholders holding a majority of voting securities of the Company approved an amendment to the Company’s charter to increase the total number of authorized shares of the Company’s capital stock from 3,910,000,000 to 8,010,000,000 shares, consisting of 3,900,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The charter amendment became effective on June 14, 2018 upon filing with, and acceptance for record by, the Secretary of State of the State of Nevada. A copy of the Certificate of Amendment of Articles of Incorporation effecting the increase in authorized capital stock of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2018 through the written consent of holders of a majority of voting securities, the stockholders of the Company voted on and approved (1) an amendment to the Company’s charter that increased the total number of authorized shares of the Company’s capital stock from 1,810,000,000 to 3,910,000,000 shares and (2) an amendment to the 2015 Stock Option Plan (the “Plan”) that increased the shares of common stock available for issuance in the Plan from 800,000,000 shares to 2,000,000,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, effective June 14, 2018, increasing the authorized capital stock of the Company.
10.1	Senior Convertible Promissory Note between Registrant and Kevin Schewe dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

June 14, 2018	By:	/s/ Nick Stoll
Name: Nick Stoll
Title: Controller